AMENDED AND RESTATED TRUST AGREEMENT

among

FIELDSTONE MORTGAGE INVESTMENT CORPORATION,
as Depositor,

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Owner Trustee

and

WELLS FARGO BANK, N.A.,
as Trust Administrator

Dated as of March 23, 2006

Fieldstone Mortgage Investment Trust, Series 2006-1
Mortgage-Backed Notes

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Definitional Provisions	5

ARTICLE II
ORGANIZATION

ARTICLE III
THE CERTIFICATES AND TRANSFERS OF INTERESTS

ARTICLE IV
APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 4.01.	Collection Account	15
Section 4.02.	Application of Trust Funds	15
Section 4.03.	Method of Payment	16
Section 4.04.	[Reserved]	16
Section 4.05.	Segregation of Moneys; No Interest	16

i

ARTICLE V
AUTHORITY AND DUTIES OF THE OWNER TRUSTEE; ACTION BY
CERTIFICATEHOLDERS

ARTICLE VI
CONCERNING THE OWNER TRUSTEE

ARTICLE VII
INDEMNIFICATION AND COMPENSATION

Section 7.01.	Trust Expenses	26
Section 7.02.	Indemnification	26
Section 7.03.	Compensation	27
Section 7.04.	Lien on Trust Estate	27

ARTICLE VIII
TERMINATION OF AGREEMENT

Section 8.01.	Termination of Agreement	27

ARTICLE IX
SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01.	Eligibility Requirements for Owner Trustee	28
Section 9.02.	Resignation or Removal of Owner Trustee	28
Section 9.03.	Successor Owner Trustee	29

ii

Section 9.04.	Merger or Consolidation of Owner Trustee	29
Section 9.05.	Appointment of Co-Trustee or Separate Trustee	29

ARTICLE X
MISCELLANEOUS

ARTICLE XI
OFFICERS

Section 11.01.	Appointment of Officers	35
Section 11.02.	Officers to Provide Information to the Owner Trustee	35

Exhibit A	Forms of Certificates
Exhibit B	[Reserved]
Exhibit C	Form of Certificate of Trust
Exhibit D-1	Form of Rule 144A Investment Letter
Exhibit D-2	Form of Non-Rule 144A Investment Letter
Exhibit E	Form of Certificate of Beneficial Owner
Exhibit F	Form of Representation and Warranty Regarding Transferee’s Status as a REIT or Qualified REIT Subsidiary

iii

          This TRUST AGREEMENT, dated as of March 23, 2006, is by and among FIELDSTONE MORTGAGE INVESTMENT CORPORATION, a Maryland corporation (the “Depositor”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as Owner Trustee (the “Owner Trustee”), and WELLS FARGO BANK, N.A., a national banking association, as Trust Administrator (the “Trust Administrator”).

          WHEREAS, pursuant to the Transfer and Servicing Agreement, the Depositor intends to sell, transfer and assign to a Delaware statutory trust created hereunder certain Mortgage Loans and related assets (collectively, the “Collateral”), which statutory trust would then pledge such Collateral under an indenture in order to secure the issuance of its Mortgage-Backed Notes, Series 2006-1 (the “Securities”) and its obligations under the Swap Agreement, the net proceeds of which would be applied toward the purchase of the Collateral.

          WHEREAS, the Depositor and the Owner Trustee entered into a Trust Agreement dated February 27, 2006 (the “Original Trust Agreement”), and filed with the Secretary of State of the State of Delaware a Certificate of Trust on February 27, 2006, creating Fieldstone Mortgage Investment Trust, Series 2006-1 (the “Trust”).

          WHEREAS, the Depositor, the Owner Trustee and the Trust Administrator desire to enter into this Amended and Restated Trust Agreement in order to amend and restate in its entirety the Original Trust Agreement and to provide for the operation of the Trust upon the terms and conditions more particularly set forth herein.

          NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

          Section 1.01. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below.

          Actual Knowledge: With respect to (i) the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee responsible for administering the Trust hereunder, or under the Operative Agreements, who has actual knowledge of an action taken or an action not taken with regard to the Trust. Actions taken or actions not taken of which the Owner Trustee should have had knowledge, or has constructive knowledge, do not meet the definition of Actual Knowledge hereunder. With respect to the Trust Administrator, any Responsible Officer of the Trust Administrator who has actual knowledge of an action taken or an action not taken with regard to the Trust. Actions taken or actions not taken of which the Trust Administrator should have had knowledge, or has constructive knowledge, do not meet the definition of Actual Knowledge hereunder.

          Agreement or Trust Agreement: This Amended and Restated Trust Agreement and any amendments or modifications hereof.

          Authorized Officer: With respect to the Trust, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Transfer and Servicing Agreement is in effect, any Vice President, Assistant Vice President, Trust Officer, or more senior officer of the Trust Administrator who is authorized to act for the Trust Administrator in matters relating to the Trust and to be acted upon by the Trust Administrator pursuant to the Transfer and Servicing Agreement and who is identified on the list of Authorized Officers delivered by the Trust Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

          Bank: U.S. Bank Trust National Association, in its individual capacity and not as Owner Trustee under this Agreement.

          Certificate: Any Ownership Certificate issued pursuant to this Agreement.

          Certificate of Trust: The Certificate of Trust to be filed by the Owner Trustee for the Trust pursuant to Section 3810(a) of the Delaware Trust Statute in the form of Exhibit C hereto.

          Certificate Paying Agent: Initially, the Trust Administrator, in its capacity as Certificate Paying Agent, or any successor to the Trust Administrator in such capacity.

          Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Certificates and of transfers and exchanges of such Certificates.

          Certificate Registrar: Initially, the Trust Administrator, in its capacity as Certificate Registrar, or any successor to the Trust Administrator in such capacity.

          Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register.

          Code: The Internal Revenue Code of 1986, as amended.

          Collateral: As defined in the Indenture.

          Corporate Trust Office: With respect to (i) the Owner Trustee, the corporate trust administration office of the Owner Trustee located at U.S. Bank Corporate Trust Services, 60 Livingston Avenue, St. Paul, Minnesota 55107, or at such other address as the Owner Trustee may designate by notice to the Trust Administrator, or the principal office of any successor Owner Trustee (the address (which shall be in the State of Delaware) of which the successor owner trustee will notify the Certificateholders); (ii) the Trust Administrator, the principal corporate trust office of the Trust Administrator at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof for purposes of transfers and exchanges and for presentment and surrender of the Certificates and for payment thereof is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group (Fieldstone 2006-1), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Group (Fieldstone 2006-1) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Group (Fieldstone 2006-1)); and

(iii) the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at the Corporate Trust Office of the Trust Administrator, or at such other address as the Certificate Registrar may designate from time to time by notice to the Securityholders and the Trust, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Securityholders and the Trust.

          Delaware Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. Section 3801 et seq., as the same may be amended from time to time.

          Depositor: Fieldstone Mortgage Investment Corporation, a Maryland corporation.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          Expenses: The meaning specified in Section 7.02.

          Indenture: The indenture dated as of March 1, 2006, between the Issuer and the Indenture Trustee, as such may be amended or supplemented from time to time.

          Indenture Trustee: HSBC Bank USA, National Association, not in its individual capacity but solely as Indenture Trustee, or any successor in interest.

          Initial Holder: Fieldstone Mortgage Ownership Corp., or any successor in interest, in the case of the Ownership Certificate.

          Master Servicer: Wells Fargo Bank, N.A., or any successor in interest.

          Net Proceeds from the Notes: The proceeds received by the Trust from time to time from the issuance and sale of its Notes, less the costs and expenses incurred in connection with the issuance and sale of such Notes.

          Non-U.S. Person: Any person other than a “United States person” as defined in Section 7701(a)(30) of the Code.

          Note: Any of the Class A1, Class A2, Class A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 or Class M11 Notes issued pursuant to the Indenture.

          Noteholder: A Person in whose name a Note is registered on the Note Register.

          Officer: Those officers of the Trust referred to in Article XI.

          Opinion of Counsel: One or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be employees of or counsel to the Depositor and who shall be satisfactory to the Owner Trustee and the Trust Administrator, which opinion shall be addressed to the Owner Trustee, the Trust Administrator and each Swap Counterparty.

          Original Trust Agreement: As defined in the recitals hereof.

          Ownership Certificate: An equity certificate representing a 100% undivided beneficial interest in the Trust in substantially the form annexed hereto as part of Exhibit A.

          Owner Trustee: U.S. Bank Trust National Association, a national banking association, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

          Percentage Interest: With respect to any Ownership Certificate, the percentage set forth on the face thereof.

          Permitted Transferee: Means (i) an entity for federal income tax purposes that qualifies as (a) a single REIT, (b) a Qualified REIT Subsidiary of such REIT, or (c) an entity that is disregarded for federal income tax purposes that is wholly owned by such related REIT or related Qualified REIT Subsidiary or (ii) a lender or repurchase agreement counterparty in a repurchase agreement or secured lending transaction that qualifies as a borrowing for federal income tax purposes.

          Proposer: The Certificateholder making a written request pursuant to Section 5.07.

          Prospective Holder: Each prospective purchaser and any subsequent transferee of the Ownership Certificate.

          Qualified REIT Subsidiary: A direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

          REIT: A real estate investment trust within the meaning of Sections 856 and 857 of the Code.

          Responsible Officer: With respect to (i) the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of, and familiarity with, the particular subject; and (ii) the Trust Administrator, any officer within the Corporate Trust Office of the Trust Administrator with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of, and familiarity with, the particular subject.

          Retained Notes: Those certain classes, or portions of certain classes, of Notes, which FIC, as the owner of the Ownership Certificate, either directly or indirectly through one or more of its Qualified REIT Subsidiaries or entities that are disregarded for United States federal income tax purposes that are wholly owned by the related REIT or a related Qualified REIT Subsidiary, acquires beneficial ownership thereof.

          Secretary of State: The Secretary of State of the State of Delaware.

          Security: Any of the Certificates or Notes.

          Securityholder: Any Certificateholder or Noteholder.

          Seller: Fieldstone Investment Corporation, a Maryland corporation.

          Transfer and Servicing Agreement: The Transfer and Servicing Agreement dated as of March 1, 2006, by and among the Trust, the Depositor, the Trust Administrator, the Master Servicer, Fieldstone Servicing Corp., as servicer, JPMorgan Chase Bank, National Association, as subservicer, the Seller and the Indenture Trustee, as such may be amended or supplemented from time to time.

          Trust: The trust established pursuant to this Agreement which shall carry on its business operations under the name of “Fieldstone Mortgage Investment Trust, Series 2006-1.”

          Trust Administrator: Wells Fargo Bank, N.A., or any successor in interest.

          Section 1.02. Other Definitional Provisions.

          Capitalized terms used herein and not defined herein shall have the same meanings assigned to them in the Transfer and Servicing Agreement or in the Indenture, as applicable.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

          (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
ORGANIZATION

          Section 2.01. Name. The trust established under this Agreement shall be referred to as “Fieldstone Mortgage Investment Trust, Series 2006-1,” in which name the Owner Trustee and the Officers may conduct the activities contemplated hereby, including the making and executing of contracts and other instruments on behalf of the Trust and sue and be sued.

          Section 2.02. Office. The principal office of the Trust shall be in care of the Owner Trustee, at its Corporate Trust Office. The Trust shall also have an office in care of the Trust Administrator at its Corporate Trust Office.

          Section 2.03. Purpose and Powers. The Trust shall have the power and authority to engage in any of the following activities:

          (a) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell, transfer and exchange such Notes and Certificates;

          (b) with the proceeds of the sale of the Notes and the Certificates, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance of the Net Proceeds from the Notes to the Depositor in consideration of the transfer to the Trust of the Collateral;

          (c) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Transfer and Servicing Agreement any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (d) to enter into and perform its obligations under the Operative Agreements and the Swap Agreement to which it is to be a party;

          (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (f) subject to compliance with the Operative Agreements, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions and payments to the Certificateholders and the Noteholders.

          The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Operative Agreements.

          Section 2.04. Appointment of the Owner Trustee. The Depositor hereby appoints the Bank to act as owner trustee (the “Owner Trustee”) of the Trust effective as of the date hereof to have all the rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

          The Owner Trustee is hereby authorized to execute this Agreement, the Indenture, the Transfer and Servicing Agreement and any other Operative Agreement on behalf of the Trust. The Owner Trustee is hereby authorized to take all actions required or permitted to be taken by it in accordance with the terms of this Agreement.

          Section 2.05. Initial Capital Contribution; Declaration of Trust.

          (a) The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the Closing Date, of the foregoing contribution, which shall constitute the initial corpus of the Trust Estate. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

          (b) The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Operative Agreements. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. No later than the Closing Date, the Owner Trustee shall cause the filing of the Certificate of Trust with the Secretary of State. Except as otherwise provided in this Agreement, the rights of the Certificateholders will be those of beneficial owners of the Trust.

          Section 2.06. Issuance of Initial Certificates. Upon the formation of the Trust by the initial contribution by the Depositor pursuant to Section 2.05, the Owner Trustee will issue the Certificates to the Initial Holders.

          Section 2.07. Liability of the Ownership Certificate Holder. The Ownership Certificate Holder shall be liable directly to and shall indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Trust Estate); provided, however, that the Ownership Certificate Holder shall not be liable for payments required to be made to or for any losses incurred by a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the following sentence for which the Ownership Certificate Holder shall be liable) shall be deemed third party beneficiaries of this paragraph. The Ownership Certificate Holder shall be liable for any entity level taxes imposed on the Trust. The obligations of the Ownership Certificate Holder under this paragraph shall be evidenced by the Ownership Certificate.

          Section 2.08. Situs of Trust. The Trust will be located in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the States of Delaware, New York or the jurisdiction where the Trust Administrator maintains bank accounts with respect to collections on the Collateral. The only office of the Trust will be as described in Section 2.02 hereof. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, New York, the jurisdiction in which the Trust Administrator maintains the Collection Account or such other jurisdiction designated by the Depositor, and payments will be made by the Trust only from the Collection Account or from Delaware, New York or such other jurisdiction designated by the Depositor.

          Section 2.09. Title to Trust Property.

          (a) Subject to the Indenture, title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VIII hereof; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustee of the Trust, then title to that part of the Trust Estate shall be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article IX of this Agreement.

          (b) The Certificateholders shall have beneficial but not legal title to any part of the Trust Estate. No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Agreement or the trusts created hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Trust Estate.

          Section 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee, the Swap Counterparty and the Trust Administrator as of the Closing Date, as follows:

          (a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and had at all relevant times, and now has, power, authority and the legal right to acquire and own the Mortgage Loans.

          (b) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c) The Depositor has the power and authority to execute and deliver any Operative Agreement to which it is a party and to carry out its terms; the Depositor has full power and authority to sell and assign the Collateral to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement or any other Operative Agreement to which it is a party has been duly authorized by the Depositor by all necessary corporate action and, assuming the due authorization, execution and delivery of each such agreement by the other parties thereto, each such agreement constitutes a valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles.

          (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Operative Agreements); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (e) There are no proceedings or investigations, pending or, to the best knowledge of the Depositor, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any other Operative Agreement to which the Depositor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Operative Agreement to which the Depositor is a party or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Operative Agreement to which the Depositor is a party.

          (f) The representations and warranties of the Depositor made pursuant to the Transfer and Servicing Agreement are true and correct.

          (g) This Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

          Section 2.11. Tax Treatment. The Depositor, the Owner Trustee and the Initial Holder intend that the Trust be treated for federal income tax purposes as a Qualified REIT Subsidiary and agree to take no action inconsistent with such treatment. The Trust Administrator will perform the calculation of accrual of original issue discount and the amortization of premium on the Securities. The Seller will prepare and file the Trust’s income tax returns, if applicable, and will make any other necessary tax filings under the Code.

          Section 2.12. Investment Company. Neither the Depositor nor any holder of a Certificate shall take any action which would cause the Trust to become an “investment company” which would be required to register under the Investment Company Act of 1940, as amended.

ARTICLE III
THE CERTIFICATES AND TRANSFERS OF INTERESTS

          Section 3.01. The Certificates. The Ownership Certificate shall initially be issued as a single certificate in definitive, fully registered form and shall initially be registered in the name of the applicable Initial Holder. No Ownership Certificate shall be issued in authorized denominations of less than a 100% Percentage Interest in such Certificate. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee and authenticated in the manner provided in Section 3.02. Each Certificate bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of each such Certificate or did not hold such offices at the date of authentication and delivery of each such Certificate. A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person’s acceptance of a Certificate duly registered in such Person’s name pursuant to Section 3.03.

          Section 3.02. Execution, Authentication and Delivery of the Certificates. Concurrently with the sale of the Collateral to the Trust pursuant to the Transfer and Servicing Agreement, the Owner Trustee shall cause the Certificates issued hereunder to be executed and authenticated on behalf of the Trust and authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor. No Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth as part of Exhibit A hereto, executed by the Owner Trustee or the Certificate Registrar, as the Owner Trustee’s authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          Section 3.03. Registration of and Limitations on Transfers and Exchanges of the Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as set forth herein; provided, however, that no Ownership Certificate shall be issued in any such transfer and exchange representing less than a 100% Percentage Interest in such Certificate, and provided, further, that no Ownership Certificate shall be issued in any such transfer and exchange except in accordance with the provisions and conditions set forth below in this Section 3.03. The Trust Administrator shall be the initial Certificate Registrar. If the Certificate Registrar resigns or is removed, the Owner Trustee, with the consent of the Depositor, shall appoint a successor Certificate Registrar.

          Subject to satisfaction of the conditions set forth below, upon surrender for registration of transfer of a Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or cause the Trust Administrator as its authenticating agent to authenticate and deliver), in the name of the designated transferee, a new Certificate evidencing the Percentage Interest of the Certificate so surrendered and dated the date of authentication by the Owner Trustee or the Certificate Registrar.

          Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by each Certificateholder or such Certificateholder’s attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

          No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of a Certificate or any other expense arising as a result of any registration of transfer or exchange.

          The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register transfer or exchanges of a Certificate for a period of 15 days preceding the due date for any payment with respect to such Certificate.

          No transfer of a Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. Except in the case of an initial transfer to an Initial Holder, in the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute (i) an investment letter (in the form attached hereto as Exhibit D-1) certifying to the Trust, the Owner Trustee, the Trust Administrator, the Certificate Registrar and the Depositor that such transferee is a “qualified institutional buyer” under Rule 144A under the Securities Act, or (ii) an investment letter (in the form attached hereto as Exhibit D-2) certifying to the Trust, the Owner Trustee, the Trust Administrator, the Certificate Registrar and the Depositor that such transferee is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act), and any expense associated with the preparation and execution of any such investment letter shall not be an expense of the Trust, the Owner Trustee, the Trust Administrator, the Certificate Registrar or the Depositor. A Certificateholder desiring to effect the transfer of a Certificate shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Trust Administrator, the Certificate Registrar and the Depositor against any and all liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Except in the case of an initial transfer to an Initial Holder, no transfer of a Certificate shall be made unless the Certificate Registrar shall have received a representation letter (substantially in the form attached hereto as Exhibit D-1 or D-2) from the proposed transferee of such Certificate to the effect that such proposed transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA, or Section 4975 of the Code or any substantially similar applicable law, or a Person acting on behalf of or using the assets of any such plan, which representation letter shall not be an expense of the Trust, the Owner Trustee, the Trust Administrator, the Certificate Registrar or the Depositor. In addition, any Retained Notes will be subject to the same ERISA restrictions and consequences discussed above applicable to the Ownership Certificate unless either (a) the Retained Notes are sold or transferred to a party that is a taxable REIT subsidiary or is not affiliated with the owner of the Ownership Certificate and at the time of such sale or transfer: (i) the owner of the Ownership Certificate is a Permitted Transferee; (ii) no modifications have been made to the transaction documents; (iii) the respective ratings of the Retained Notes as of the date of such sale or transfer are not lower than the rating of such Retained Note as of the closing date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the closing date tax opinion or (b) the holder of the Retained Notes otherwise receives a tax opinion from a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization that (i) the Retained Notes “will be debt” and (ii) after the sale or transfer, the Trust will continue to qualify as a Qualified REIT Subsidiary for federal income tax purposes.

          Prior to and as a condition of the registration of any transfer, sale or other disposition of the Ownership Certificate (except for any transfer, sale or other disposition which does not result in a change in the beneficial owner of the Ownership Certificate for federal income tax purposes), each Initial Holder of an Ownership Certificate and each Prospective Holder of an Ownership Certificate shall represent and warrant in writing, in the case of each Initial Holder, in substantially the form set forth in Exhibit E hereto, and in the case of each Prospective Holder, in substantially the form set forth in Exhibit F hereto, to the Owner Trustee, the Trust Administrator and the Certificate Registrar and any of their respective successors that:

          (i) Such Person is duly authorized to purchase the Ownership Certificate and its purchase of investments having the characteristics of the Ownership Certificate is authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments that is applicable to the investor;

(ii) Such Person understands that each holder of an Ownership Certificate, by virtue of its acceptance thereof, assents to the terms, provisions and conditions of the Agreement;

          (iii) (a) Such Person is a REIT, a Qualified REIT Subsidiary, or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary or (b) in the case of a Prospective Holder other than the Initial Holder, such Person is a Permitted Transferee; and

(iv) Such Person will only transfer the Ownership Certificate to a person that is a Permitted Transferee.

          In addition, any Retained Notes will be subject to the same requirements, restrictions and consequences discussed in the preceding sentence applicable to the Ownership Certificate unless either (a) the Retained Notes are sold or transferred to a party that is a taxable REIT subsidiary or is not affiliated with the owner of the Ownership Certificate and at the time of such sale or transfer: (i) the owner of the Ownership Certificate is a Permitted Transferee; (ii) no modifications have been made to the transaction documents; (iii) the respective ratings of the Retained Notes as of the date of such sale or transfer are not lower than the rating of such Retained Note as of the closing date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the closing date tax opinion or (b) the holder of the Retained Notes otherwise receives a tax opinion from a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization that (i) the Retained Notes “will be debt” and (ii) after the sale or transfer, the Trust will continue to qualify as a Qualified REIT Subsidiary for federal income tax purposes.

          The Owner Trustee shall cause each Certificate to contain a legend, substantially similar to the applicable legends provided in Exhibit A hereto, stating that transfer of such Certificate is subject to certain restrictions and referring prospective purchasers of the Certificates to this Section 3.03 with respect to such restrictions.

          Section 3.04. Lost, Stolen, Mutilated or Destroyed Certificate. If (a) a mutilated Certificate is surrendered to the Certificate Registrar, or (b) the Certificate Registrar receives evidence to its satisfaction that a Certificate has been destroyed, lost or stolen, and there is delivered to the Certificate Registrar proof of ownership satisfactory to the Certificate Registrar, together with such security or indemnity as required by the Certificate Registrar and the Owner Trustee to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Trust, and the Owner Trustee or the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 3.04, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the Certificate Registrar (including any fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 3.05. Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat any Certificateholder as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

          Section 3.06. Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Depositor or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor or the Owner Trustee, in such form as the Depositor or the Owner Trustee, as the case may be, may reasonably require, the name and address of each Certificateholder as of the most recent Record Date. A Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Registrar and the Owner Trustee accountable or liable for damages by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          Section 3.07. [Reserved]

          Section 3.08. Maintenance of Office or Agency. The Certificate Registrar on behalf of the Trust, shall maintain an office or offices or agency or agencies where the Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Operative Agreements may be served. The Certificate Registrar shall give the Owner Trustee prompt notice, in writing, of any such notice or demand. The Certificate Registrar initially designates the Corporate Trust Office of the Trust Administrator as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Depositor, the Owner Trustee and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

          Section 3.09. Certificate Paying Agent.

          (a) The Owner Trustee may appoint, and hereby appoints, the Trust Administrator as Certificate Paying Agent under this Agreement. The Certificate Paying Agent shall make distributions to each Certificateholder from the Collection Account pursuant to Section 4.02 hereof and Sections 5.08 and 6.02 of the Transfer and Servicing Agreement and, upon request, shall report the amounts of such distributions to the Owner Trustee. The Certificate Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above. The Trust Administrator hereby accepts such appointment and further agrees that it will be bound by the provisions of this Agreement and the Transfer and Servicing Agreement relating to the Certificate Paying Agent and shall:

          (i) hold all sums held by it for the payment of amounts due with respect to the Certificates in trust for the benefit of the Person entitled thereto until such sums shall be paid to such Person or otherwise disposed of as herein provided;

          (ii) give the Owner Trustee notice of any default by the Trust of which a Responsible Officer of the Trust Administrator has actual knowledge in the making of any payment required to be made with respect to the Certificates;

          (iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

          (iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of the Certificates if at any time it ceases to meet the standards under this Section 3.09 required to be met by the Certificate Paying Agent at the time of its appointment; and

(v) not institute bankruptcy proceedings against the Trust in connection with this Agreement.

          (b) In the event that the Trust Administrator shall no longer be the Certificate Paying Agent hereunder, the Owner Trustee, with the consent of the Depositor, shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment in trust for the benefit of each Certificateholder entitled thereto until such sums shall be paid to such Certificateholder. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Certificate Paying Agent, such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 5.03, 5.04, 6.01, 6.05, 6.07, 6.08, 7.01 and 7.02 shall apply to the Trust Administrator also in its role as Certificate Paying Agent for so long as the Trust Administrator shall act as Certificate Paying Agent and, to the extent applicable, to any other Certificate Paying Agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

          Section 3.10. Initial Beneficiary. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

ARTICLE IV
APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

          Section 4.01. Collection Account. All of the right, title and interest of the Trust in all funds on deposit from time to time in the Collection Account and in all proceeds thereof shall be held for the benefit of each Certificateholder and such other persons entitled to payments therefrom. Except as otherwise expressly provided herein or in the Transfer and Servicing Agreement, the Collection Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders.

          The Collection Account shall be subject to and established and maintained in accordance with the applicable provisions of the Transfer and Servicing Agreement and the Indenture, including, without limitation, the provisions of Sections 5.08 and 6.02 of the Transfer and Servicing Agreement regarding distributions from the Collection Account.

          Section 4.02. Application of Trust Funds.

          (a) On each Payment Date, the Owner Trustee shall direct the Certificate Paying Agent to distribute to each Certificateholder, from amounts on deposit in the Collection Account, the distributions as provided in Sections 5.08 and 6.02 of the Transfer and Servicing Agreement with respect to such Payment Date. The Owner Trustee hereby directs the Certificate Paying Agent to distribute on each Payment Date to each Certificateholder amounts on deposit in the Collection Account in accordance with Sections 5.08 and 6.02 of the Transfer and Servicing Agreement and the Certificate Paying Agent hereby acknowledges such direction.

          (b) All payments to be made under this Agreement by the Certificate Paying Agent shall be made only from the income and proceeds, including Net Proceeds from the Notes, of the Trust Estate and only to the extent that the Certificate Paying Agent has received such income or proceeds. The Bank shall not be liable to any Certificateholder, the Indenture Trustee or the Trust Administrator for any amounts payable pursuant to this Section 4.02 except to the extent that non-payment is due to the Owner Trustee’s acts or omissions amounting to willful misconduct or gross negligence.

          (c) Distributions to any Certificateholder shall be subordinated to the creditors of the Trust, including, without limitation, the Noteholders.

          Section 4.03. Method of Payment. Subject to Section 8.01(c), distributions required to be made to any Certificateholder on any Payment Date as provided in Section 4.02 shall be made to the each Person who was a Certificateholder on the preceding Record Date either by wire transfer, in immediately available funds, to the account of each such Certificateholder at a bank or other entity having appropriate facilities therefor, if such respective Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to each such Certificateholder at the respective address of such Certificateholder appearing in the Certificate Register.

          Section 4.04. [Reserved]

          Section 4.05. Segregation of Moneys; No Interest. Moneys received by or on behalf of the Owner Trustee hereunder and deposited into the Collection Account will be segregated except to the extent required otherwise by law or the provisions of the Transfer and Servicing Agreement. The Owner Trustee shall not be liable for payment of any interest in respect of such moneys.

ARTICLE V
AUTHORITY AND DUTIES OF THE OWNER TRUSTEE; ACTION BY CERTIFICATEHOLDERS

          Section 5.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Notes, the Certificates, the other Operative Agreements to which the Trust is to be a party, each certificate or other document attached as an exhibit to or contemplated by the Operative Agreements to which the Trust is to be a party and any amendment or other agreement or instrument described herein, all as approved by the Depositor, as evidenced conclusively by the Owner Trustee’s execution thereof, and, on behalf of the Trust, to direct the Trust Administrator to authenticate the Notes. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Operative Agreements.

          Section 5.02. General Duties.

          (a) It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Operative Agreements to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Operative Agreements and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Operative Agreements to the extent the Trust Administrator has agreed in the Transfer and Servicing Agreement or this Agreement, respectively, to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Operative Agreement, and the Owner Trustee shall not be held liable for the default or failure of the Trust Administrator to carry out its obligations under the this Agreement or the Transfer and Servicing Agreement or any other Operative Agreement, respectively; and

          (b) It shall be the duty of the Depositor under the Transfer and Servicing Agreement to obtain and preserve the Trust’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate. It shall be the duty of the Owner Trustee to cooperate with the Depositor with respect to such matters.

          Section 5.03. Action Upon Instruction.

          (a) Subject to Article V and in accordance with the terms of the Operative Agreements, the Ownership Certificate Holder may by written instruction direct the Owner Trustee in the management of the Trust, but only to the extent consistent with the limited purpose of the Trust. Such direction may be exercised at any time by written instruction of the Ownership Certificate Holder pursuant to this Article V.

          (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Operative Agreement if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Operative Agreement or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Operative Agreement, or in the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may promptly give notice (in such form as shall be appropriate under the circumstances) to the Ownership Certificate Holder requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Ownership Certificate Holder, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or any other Operative Agreement, as it shall deem to be in the best interests of each Certificateholder, and the Owner Trustee shall have no liability to any Person for such action or inaction.

          Section 5.04. No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, and (ii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into this Agreement or any Operative Agreement against the Owner Trustee. Without limiting the foregoing, unless specifically enumerated in any Operative Agreement to which the Owner Trustee is party, the Owner Trustee (i) shall have no duty or obligation to execute, file or deliver, or cause the preparation, filing or delivery by other persons of, any such documents, reports, filings, instruments, certificates or opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Operative Agreements, (ii) shall have no duty or obligation to take, or refrain from taking, any action that is the duty or the obligation of the Trust pursuant to the Operative Agreements and (iii) shall have no duty or obligation to monitor the Trust’s duties and obligations pursuant to the Operative Agreements nor ensure that such duties and obligations are fulfilled by the Trust. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to the Trust or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Operative Agreement or to prepare or file any tax return for the Trust. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against the Bank that are not related to the ownership or the administration of the Trust Estate.

          Section 5.05. Restrictions.

          (a) The Owner Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in Section 2.03. The Ownership Certificate Holder shall not direct the Owner Trustee to take action that would violate the provisions of this Section 5.05.

          (b) The Owner Trustee shall not, except as provided herein, convey or transfer any of the Trust’s properties or assets, including those included in the Trust Estate, to any person unless such conveyance or transfer shall not violate the provisions of the Indenture.

          Section 5.06. Prior Notice to the Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified each Certificateholder in writing of the proposed action and each Certificateholder shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that each Certificateholder has consented to such action or provided alternative direction:

          (a) The initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Collateral) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Collateral);

          (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Trust Statute);

          (c) the amendment of the Indenture by a supplemental indenture or of this Agreement, the Swap Agreement or any other Operative Agreement in circumstances where the consent of any Noteholder is required;

          (d) the amendment or other change of the Indenture by a supplemental indenture or of this Agreement or any other Operative Agreement in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of any Certificateholder;

          (e) the amendment of the Transfer and Servicing Agreement in circumstances where the consent of any Securityholder is required;

          (f) the amendment, change or modification of the Transfer and Servicing Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interests of any Certificateholder;

          (g) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Agreement, as applicable;

          (h) the consent to the calling or waiver of any default of any Operative Agreement;

          (i) the consent to the assignment by the Indenture Trustee of its obligations under any Operative Agreement;

          (j) except as provided in Article VIII hereof, dissolve, terminate or liquidate the Trust in whole or in part;

          (k) the merger, conversion or consolidation of the Trust with or into any other entity, or conveyance or transfer of all or substantially all of the Trust’s assets to any other entity;

          (l) the incurrence, assumption or guaranty by the Trust of any indebtedness other than as set forth in this Agreement;

          (m) the taking of any action which conflicts with any Operative Agreement or would make it impossible to carry on the ordinary business of the Trust or change the Trust’s purpose and powers set forth in this Agreement;

          (n) the confession of a judgment against the Trust;

          (o) the possession of the Trust assets, or assignment of the Trust’s right to property, for other than a Trust purpose; or

          (p) the lending of funds by the Trust to any entity.

          In addition, the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall neither incur any indebtedness nor pay the indebtedness, operating expenses and liabilities of any other entity. Except as expressly set forth herein, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor or any of its Affiliates. The Trust shall not engage in any business activity in which it is not currently engaged other than as contemplated by the Operative Agreements and related documentation. The Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by the Operative Agreements and related documentation. Other than as contemplated by the Operative Agreements and related documentation, the Trust shall not follow the directions or instructions of the Depositor. The Trust shall conduct its own business in its own name. The Trust shall observe all formalities required under the Delaware Trust Statute. The Trust shall not hold out its credit as being available to satisfy the obligations of any other person or entity. The Trust shall not acquire the obligations or securities of its Affiliates or the Seller. Other than as contemplated by the Operative Agreements and related documentation, the Trust shall not pledge its assets for the benefit of any other person or entity. The Trust shall correct any known misunderstanding regarding its separate identity. The Trust shall not identify itself as a division of any other person or entity.

          For accounting purposes, the Trust shall be treated as an entity separate and distinct from each Certificateholder. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto. This Agreement is and shall be the only agreement among the parties thereto with respect to the creation, operation and termination of the Trust.

          The Owner Trustee shall not have the power, except upon the written direction of the Ownership Certificate Holder, and to the extent otherwise consistent with the Operative Agreements, to (i) remove or replace the Indenture Trustee, or (ii) institute a bankruptcy against the Trust. So long as the Indenture remains in effect, to the extent permitted by applicable law, the Ownership Certificate Holder shall have no power to commence, and shall not commence, any bankruptcy with respect to the Trust or direct the Owner Trustee to commence any bankruptcy with respect to the Trust.

          (q) The Owner Trustee shall not have the power, except upon the written direction of the Ownership Certificate Holder, to (i) remove the Trust Administrator under the Transfer and Servicing Agreement pursuant to Section 7.10 thereof, (ii) appoint a successor Trust Administrator pursuant to Section 7.10 of the Transfer and Servicing Agreement, or (iii) except as expressly provided in the Indenture, to sell the Collateral after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed and authorized by the Ownership Certificate Holder.

          Section 5.07. Action by the Holder with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence or consent to a bankruptcy relating to the Trust without the prior approval of the Ownership Certificate Holder and the delivery to the Owner Trustee by the Ownership Certificate Holder of a certificate certifying that the Ownership Certificate Holder reasonably believes that the Trust is insolvent. This paragraph shall survive for one year and one day following termination of this Agreement. So long as the Indenture remains in effect, the Ownership Certificate Holder shall not have the power to institute, and shall not institute, any bankruptcy with respect to the Trust or direct the Owner Trustee to take such action.

          Section 5.08. Restrictions on the Ownership Certificate Holder’s Power. The Ownership Certificate Holder shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Operative Agreements or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

ARTICLE VI
CONCERNING THE OWNER TRUSTEE

          Section 6.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Agreement and the terms of the Transfer and Servicing Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement. The Bank shall not be answerable or accountable hereunder or under any other Operative Agreements under any circumstances, except (i) for its own willful misconduct, gross negligence or bad faith, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.04, (iii) for liabilities arising from the failure by the Bank to perform obligations expressly undertaken by it in the last sentence of Section 5.04, or (iv) for taxes, fees or other charges based on or measured by any fees, commissions or compensation received by the Bank in connection with any of the transactions contemplated by this Agreement, any other Operative Agreements or the Notes. In particular, but not by way of limitation:

          (a) The Bank shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

          (b) The Bank shall not be liable with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of any Certificateholder;

          (c) No provision of this Agreement shall require the Bank to expend or risk funds or otherwise incur any financial liability in the performance of any of the Owner Trustee’s rights or powers hereunder or under any other Operative Agreements if the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) Under no circumstance shall the Bank be liable for indebtedness evidenced by or arising under any of the Operative Agreements, including the principal of and interest on the Notes;

          (e) The Bank shall not be liable with respect to any action taken or omitted to be taken by the Depositor, the Trust Administrator, the Master Servicer, the Indenture Trustee, any Officer or the Certificate Paying Agent under this Agreement or any other Operative Agreement or otherwise and the Bank shall not be obligated to perform or monitor the performance of any obligations or duties under this Agreement or the other Operative Agreements which are to be performed by the Certificate Paying Agent under this Agreement, the Trust Administrator under the Transfer and Servicing, the Indenture Trustee under the Indenture or by any other Person under any of the Operative Agreements; and

          (f) The Bank shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Operative Agreements, other than the certificate of authentication on the Certificates, and the Bank shall in no event assume or incur any liability, duty or obligation to any Noteholder, the Depositor or to any Certificateholder, other than as expressly provided for herein.

          Section 6.02. Furnishing of Documents. The Owner Trustee will furnish to the Trust Administrator (for distribution to each Certificateholder), promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the Operative Agreements unless the Trust Administrator shall have already received the same.

          Section 6.03. Books and Records. The Owner Trustee shall keep or cause to be kept proper books of record and account of all the transactions under this Agreement, including a record of the name and address of each Certificateholder. The Owner Trustee shall be deemed to have complied with this Section 6.03 by the appointment of the Trust Administrator and the Certificate Paying Agent to perform the duties hereunder.

          Section 6.04. Representations and Warranties.

          (a) The Bank represents and warrants to the Depositor, for the benefit of each Certificateholder and the Swap Counterparty, as follows:

          (i) the Bank is a national banking association, duly organized and validly existing under the laws of the United States and has the power and authority to execute, deliver and perform its obligations under this Agreement and (assuming due authorization, execution and delivery of this Agreement by the Depositor and Trust Administrator), has the power and authority as Owner Trustee to execute and deliver the Operative Agreements and to perform its obligations thereunder and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Bank or the Owner Trustee, as the case may be, enforceable against the Bank or the Owner Trustee, as the case may be, in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (ii) the Bank has no reason to believe that anyone authorized to act on its behalf has offered any interest in and to the Trust for sale to, or solicited any offer to acquire any of the same from, anyone;

          (iii) the execution, delivery and performance by the Bank, either in its individual capacity or as Owner Trustee, as the case may be, of the Operative Agreements will not result in any violation of, or be in any conflict with, or constitute a default under any of the provisions of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, judgment, order or other agreement to which the Bank is a party or by which it or any of its properties is bound;

          (iv) the execution and delivery by the Bank of this Agreement, and the performance of its duties as Owner Trustee hereunder, do not require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency of the State of Delaware (except as may be required by the Delaware Trust Statute); and

          (v) there are no pending or, to the best of its knowledge, threatened actions or proceedings against the Bank before any court, administrative agency or tribunal which, if determined adversely to it, would materially and adversely affect its ability, either in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under this Agreement or the Operative Agreements.

          (b) Wells Fargo Bank, N.A., as Trust Administrator, hereby represents and warrants to the Depositor, for the benefit of each Certificateholder and the Swap Counterparty, that:

          (i) it is a national banking association, duly organized and validly existing in good standing under the laws of the United States, and has the power and authority to execute, deliver and perform its obligations under this Agreement and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Trust Administrator, enforceable against the Trust Administrator in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (ii) it has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

          (iii) neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal, governmental rule or regulation governing the banking or trust powers of the Trust Administrator or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

Section 6.05. Reliance; Advice of Counsel.

          (a) Except as provided in Section 6.01, the Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate or partnership entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president (or the general partner, in the case of a partnership) and by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In its exercise or administration of the trusts and powers hereunder, including its obligations under Section 5.02(b), and in the performance of its duties and obligations under this Agreement or the other Operative Agreements, the Owner Trustee may employ agents and attorneys and enter into agreements (including the Transfer and Servicing Agreement) with any of them, and the Owner Trustee shall not be answerable for the default or misconduct of any such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care. If, and to the extent, the Seller shall have failed to reimburse the Owner Trustee for all reasonable expenses and indemnities incurred pursuant to this Section 6.05(b), as provided in Section 7.01 and Section 7.02, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

          (c) In the administration of the trusts and performance of its duties hereunder, the Owner Trustee may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the reasonable advice or opinion of any such counsel, accountants or other skilled Persons. If, and to the extent, the Seller shall have failed to reimburse the Owner Trustee for all reasonable expenses and indemnities incurred pursuant to this Section 6.05(c), as provided in Section 7.01 and Section 7.02, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

          Section 6.06. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by the Operative Agreements shall look only to the Trust Estate for payment or satisfaction thereof.

          Section 6.07. Owner Trustee Not Liable for Certificates or Collateral. The recitals contained herein and in the Certificates (other than the signatures and countersignatures of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Operative Agreement or of the Certificates (other than the signatures and countersignatures of the Owner Trustee on the Certificates) or the Notes, or of any Collateral or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Collateral, or the perfection and priority of any security interest created by any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any Collateral on any computer or other record thereof; the validity of the assignment of any Collateral to the Trust or of any intervening assignment; the completeness of any Collateral; the performance or enforcement of any Collateral; the compliance by the Depositor with any warranty or representation made under any Operative Agreements or in any related document or the accuracy of any such warranty or representation or any action of the Trust Administrator or the Indenture Trustee taken in the name of the Owner Trustee.

          Section 6.08. Owner Trustee May Own Notes. The Owner Trustee in its individual capacity may become an owner or pledgee of Notes and may deal with the Depositor, the Trust Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

          Section 6.09. Licenses. The Depositor shall cause the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the other Operative Agreements and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof. It shall be the duty of the Owner Trustee to cooperate with the Depositor with respect to such matters.

          Section 6.10. Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither the Bank nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Bank or the Owner Trustee; or (iii) subject the Bank or the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Bank or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Trust) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that such counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint a co-trustee pursuant to Section 9.05 hereof to proceed with such action.

          Section 6.11. Sarbanes-Oxley Act Certification. Notwithstanding anything to the contrary herein or in any Operative Agreement, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Trust or any other Person any filings, certificates, affidavits or other instruments in connection with certifications required under the Sarbanes-Oxley Act of 2002.

          Section 6.12. Regulation AB Reporting Requirements.

          (a) Within 5 days of each Payment Date, the Owner Trustee shall provide in writing to the Depositor and the Trust Administrator disclosure of any legal proceedings pending against the Owner Trustee or its property that would be material to Noteholders, that has not been previously disclosed to the Depositor and the Trust Administrator, including any such proceedings against the Owner Trustee contemplated by governmental authorities, in each case that are known by a Responsible Officer of the Owner Trustee.

          (b) The Owner Trustee shall provide in writing to the Depositor and the Trust Administrator disclosure of any affiliations and relationships between the Owner Trustee and any of the transaction parties listed on Exhibit R to the Transfer and Servicing Agreement. The Owner Trustee shall provide such disclosure within 30 days of the actual receipt by a Responsible Officer of the Owner Trustee of such Exhibit R.

ARTICLE VII
INDEMNIFICATION AND COMPENSATION

          Section 7.01. Trust Expenses. The Seller shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee in connection therewith. The Seller shall also pay (or reimburse the Bank for) all reasonable expenses of the Owner Trustee hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under the Operative Agreements.

          Section 7.02. Indemnification. The Seller agrees to assume liability for, and indemnify the Bank and its successors, assigns, officers, directors, agents and servants, against and from, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may be imposed on, incurred by or asserted at any time against the Bank (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Operative Agreement, the Collateral, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Seller shall not be required to indemnify the Bank for Expenses arising or resulting from any of the matters described in the third sentence of Section 6.01. The indemnities contained in this Section 7.02 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

          Section 7.03. Compensation. The Bank shall receive as compensation for its services hereunder such fees as are set forth in the Fee Letter Agreement between the Bank and the Seller.

          Section 7.04. Lien on Trust Estate. The Bank shall have a lien on the Trust Estate for any compensation or indemnity due hereunder, such lien to be subject only to prior liens of the Indenture. The Bank shall not bring any proceedings to foreclose on such lien if and to the extent the Trust Estate is subject to the lien of the Indenture. Any amount paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be part of the Trust Estate immediately after such payment.

ARTICLE VIII
TERMINATION OF AGREEMENT

          Section 8.01. Termination of Agreement.

          (a) This Agreement (other than Article VII) shall terminate and the trusts created hereby shall dissolve and terminate and the Trust Estate shall, subject to the Indenture and Sections 4.01 and 7.04 and Section 3808 of the Delaware Trust Statute, be distributed to the Certificateholders, and this Agreement shall be of no further force or effect, upon the earlier of (i) the full payment of principal and interest due on all Classes of the Notes and all obligations under the Swap Agreement; and (ii) the sale or other final disposition by the Indenture Trustee or the Owner Trustee, as the case may be, of all the Trust Estate and the final distribution by the Indenture Trustee or the Owner Trustee, as the case may be, of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Transfer and Servicing Agreement and Section 4.02. The bankruptcy, liquidation or dissolution of any Certificateholder shall not operate to terminate this Agreement, nor entitle such Certificateholder’s legal representatives to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b) Except as provided in Section 8.01(a), none of the Depositor or any Certificateholder shall be entitled to revoke or terminate the Trust established hereunder.

          (c) Notice of any termination of the Trust, specifying the Payment Date upon which Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to the Certificateholders, the Swap Counterparty and the Rating Agencies mailed within five Business Days of receipt of notice of the final payment on the Notes pursuant to the Transfer and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to the Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to the applicable Certificateholder amounts distributable on such Payment Date pursuant to Section 5.08 and Section 6.02 of the Transfer and Servicing Agreement.

          (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall upon the written request of the Depositor cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Trust Statute.

ARTICLE IX
SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

          Section 9.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Delaware Trust Statute; authorized to exercise corporate powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; and having (or having a parent which has) a short-term debt rating of at least “A-1” or the equivalent by, or which is otherwise acceptable to, the Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

          Section 9.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days’ prior written notice thereof to the Depositor, the Swap Counterparty and the Indenture Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

          If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Trust Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Rating Agencies.

          Section 9.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Trust Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Trust Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

          No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

          Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Trust Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders, the Swap Counterparty and the Rating Agencies. If the Trust Administrator fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Trust Administrator.

          Section 9.04. Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 9.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Collateral may at the time be located, and for the purpose of performing certain duties and obligations of the

Owner Trustee with respect to the Trust and the Certificates under the Transfer and Servicing Agreement, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

          The Owner Trustee hereby appoints the Trust Administrator for the purpose of establishing and maintaining the Collection Account and making the distributions therefrom to the Persons entitled thereto pursuant to Section 5.08 and Section 6.02 of the Transfer and Servicing Agreement.

          Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

          (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (c) the Trust Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to the separate trustees and co-trustees, as if given to each of them. Every instrument appointing any separate trustee or co-trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Trust Administrator.

          Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its Agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X
MISCELLANEOUS

          Section 10.01. Supplements and Amendments. This Agreement may be amended by the Depositor, the Trust Administrator and the Owner Trustee, with the consent of each Certificateholder and with the prior written consent of the Swap Counterparty (but only to the extent such amendment materially adversely affects the amounts, priority or timing of payments under the Swap Agreement and the Swap Agreement is in effect) and with prior written notice to the Rating Agencies, but without the consent of any of the Noteholders or the Indenture Trustee, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or each Certificateholder; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder or adversely affect the tax status of the Trust. An amendment shall not be deemed to adversely affect in any material respect the interests of any Noteholder or Certificateholder and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agencies stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to each applicable Class of Notes and Certificates. Notwithstanding the preceding sentence, an opinion shall be required with respect to tax matters as set forth in this paragraph.

          This Agreement may also be amended from time to time by the Depositor, the Trust Administrator and the Owner Trustee, with the prior written consent of the Rating Agencies and with the prior written consent of the Indenture Trustee, the holders of Notes evidencing more than 66 2/3 % of the Outstanding Balance of the Notes, the consent of each Certificateholder and with the prior written consent of the Swap Counterparty (but only to the extent such amendment materially adversely affects the amounts, priority or timing of payments under the Swap Agreement and the Swap Agreement is in effect), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of any Certificateholder; provided, however, that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect the tax status of the Trust; and provided, further, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or payments that shall be required to be made for the benefit of the Noteholders or any Certificateholder or (b) reduce the aforesaid percentage of the Outstanding Balance of the Notes required to consent to or to waive the requirement for any Certificateholder to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes and each Certificateholder.

          Notwithstanding the foregoing, no provision of Sections 2.03 or 5.06 hereof may be amended in any manner unless (i) 100% of the Outstanding Balance of the Noteholders have consented in writing thereto, (ii) the Rating Agencies have consent in writing thereto or (iii) the Notes have been paid in full and the Indenture has been discharged.

          Promptly after the execution of any such amendment or consent, the Trust Administrator shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and the Rating Agencies.

          It shall not be necessary for the consent of the Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholders provided for in this Agreement or in any other Operative Agreement) and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

          Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee and the Trust Administrator shall be entitled to receive and rely upon an Opinion of Counsel, at the expense of the Trust, stating that the execution of such amendment is authorized or permitted by this Agreement. Neither the Owner Trustee nor the Trust Administrator shall be obligated to enter into any such amendment which affects the Owner Trustee’s or Trust Administrator’s own rights, duties or immunities under this Agreement or otherwise.

          Section 10.02. No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate and shall only be entitled to receive distributions with respect to their respective undivided beneficial interest therein pursuant to Section 4.02 once all amounts then owing with respect to the Notes have been paid in accordance with the Indenture. No transfer, by operation of law of any right, title and interest of any Certificateholder in and to its undivided beneficial interest in the Trust Estate or hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

          Section 10.03. Pledge of Collateral by Owner Trustee is Binding. The pledge of the Collateral to the Indenture Trustee by the Trust made under the Indenture and pursuant to the terms of this Agreement shall bind each Certificateholder and shall be effective to transfer or convey the rights of the Trust and each Certificateholder in and to such Collateral to the extent set forth in the Indenture. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

          Section 10.04. Limitations on Rights of Others. Nothing in this Agreement, whether express or implied (except for Section 7.04), shall be construed to give to any Person other than the Owner Trustee and the Certificateholders any legal or equitable right in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          Section 10.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand, by courier or mailed by certified mail, postage prepaid, (a) if to the Owner Trustee or the Trust, addressed to it at the Corporate Trust Office of the Owner Trustee or to such other address as the Owner Trustee may have set forth in a written notice to the Certificateholders and the Depositor addressed to it at the address set forth for such Certificateholders in the Certificate Register; (b) if to the Trust Administrator, addressed to it at the Corporate Trust Office of the Trust Administrator; and (c) if to the Depositor, Fieldstone Mortgage Investment Corporation, 11000 Broken Lane Parkway, Suite 600, Columbia, Maryland 21044. Whenever any notice in writing is required to be given by the Owner Trustee or the Trust Administrator, such notice shall be deemed given and such requirement satisfied if such notice is mailed by certified mail, postage prepaid, addressed as provided above.

          Section 10.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 10.08. Successors and Assigns. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Swap Counterparty, the Depositor and each Certificateholder and its respective successors, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind the successors of each such Certificateholder. Notwithstanding anything to the contrary herein, the Swap Counterparty is an express third party beneficiary of this Agreement.

          Section 10.09. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          Section 10.10. Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 10.11. No Petition.

          (a) The Owner Trustee and the Trust Administrator, by entering into this Agreement, each Certificateholder, by accepting the Certificates, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Operative Agreements.

          (b) The Depositor shall not be liable for the default or misconduct of the Trust Administrator, the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent under any of the Operative Agreements or otherwise and the Depositor shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Operative Agreements that are required to be performed by the Trust Administrator under the Transfer and Servicing Agreement or the Indenture Trustee under the Indenture.

          Section 10.12. No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder’s Certificate represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Depositor, the Trust Administrator, the Owner Trustee, any co-trustee, the Bank or any Affiliate thereof (other than the Trust) and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Operative Agreements.

          Section 10.13. Customer Identification. The Depositor’s legal name, principal place of business, local office or other physical location street address is Fieldstone Mortgage Investment Corporation, 11000 Broken Lane Parkway, Suite 600, Columbia, Maryland 21044, and its government issued identification number is 20-2972688. The Seller’s legal name, principal place of business, local office or other physical location street address is Fieldstone Investment Corporation, 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044, and its government issued identification number is 54-1873198. In connection with any federal, state or local laws requiring financial institutions to obtain, verify and record information that identifies each person or entity who opens an account, the Owner Trustee may request, and the Seller and the Depositor agree to promptly provide to the Owner Trustee, copies of documentation which substantiates the identity of the Depositor or the Seller, as applicable. Such documentation may include, but is not limited to, financial statements, government licenses, certified copies of formation documents or identification documentation of principals claiming to represent such party.

ARTICLE XI
OFFICERS

          Section 11.01. Appointment of Officers. The Trust may have one or more Officers who are hereby empowered to take and are responsible for performing all ministerial duties on behalf of the Trust pursuant to this Agreement and the other Operative Agreements, including, without limitation, the execution of the Officers’ Certificate (as defined in the Indenture), the Trust Order (as defined in the Indenture), the Trust Request (as defined in the Indenture), the annual compliance report required under Section 3.09 of the Indenture, and any annual reports, documents and other reports which the Trust is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. Each of the Chairman of the Board, the Chief Executive Officer, the President, each Senior Vice President and each Vice President of the Depositor is hereby appointed as an Officer of the Trust. The Depositor shall promptly deliver to the Owner Trustee and the Indenture Trustee a list of its officers who shall become the Officers of the Trust pursuant to this Section 11.01.

          Section 11.02. Officers to Provide Information to the Owner Trustee. It shall be the duty of each Officer to keep the Owner Trustee reasonably and promptly informed as to material events relating to the Trust, including, without limitation, all claims pending or threatened against the Trust, the purchase and sale of any material portion of the Trust Estate and the execution by such Officer on behalf of the Trust of any material agreements or instruments.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

FIELDSTONE MORTGAGE INVESTMENT CORPORATION, as Depositor

By:	/s/ John C. Kendall

Name: John C. Kendall
Title: President

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Charles F. Pedersen

Name: Charles F. Pedersen
Title: Vice President

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Trust Administrator

By:	/s/ Amy Doyle

Name: Amy Doyle
Title: Vice President

Acknowledged and Agreed, solely
for purposes of Sections 2.11, 7.01, 7.02 and 10.13:

FIELDSTONE INVESTMENT CORPORATION

By:	/s/ John C. Kendall

Name: John C. Kendall
Title: Senior Vice President

EXHIBIT A

FORM OF CERTIFICATES

THIS OWNERSHIP CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS OWNERSHIP CERTIFICATE MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO (A) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT PURSUANT TO RULE 144A OR (B) AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE ACT THAT IS ACQUIRING THE OWNERSHIP CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE ACT. NO PERSON IS OBLIGATED TO REGISTER THIS OWNERSHIP CERTIFICATE UNDER THE ACT OR ANY STATE SECURITIES LAWS.

THIS CERTIFICATE MAY NOT BE ACQUIRED BY A TRANSFEREE FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY SUBSTANTIALLY SIMILAR LAW, OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO MAKE THE FOREGOING REPRESENTATIONS AND WILL FURTHER BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

THIS OWNERSHIP CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST AGREEMENT OR THE OTHER OPERATIVE AGREEMENTS.

THIS OWNERSHIP CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE TRANSFER AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS OWNERSHIP CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED AN AFFIDAVIT FROM THE PROPOSED TRANSFEREE IN WHICH THE PROPOSED TRANSFEREE DECLARES THAT IT IS EITHER (A)(i) A REAL ESTATE INVESTMENT TRUST (A “REIT”) WITHIN

THE MEANING OF SECTIONS 856 AND 857 OF THE CODE, (ii) A QUALIFIED REIT SUBSIDIARY WITHIN THE MEANING OF SECTION 856(i) OF THE CODE OR (iii) AN ENTITY THAT IS DISREGARDED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES THAT IS WHOLLY OWNED BY A REIT OR QUALIFIED REIT SUBSIDIARY OR (B) A LENDER OR REPURCHASE AGREEMENT COUNTERPARTY IN A REPURCHASE AGREEMENT OR SECURED LENDING TRANSACTION THAT QUALIFIES AS A BORROWING FOR FEDERAL INCOME TAX PURPOSES. MOREOVER, ANY ATTEMPTED TRANSFER OF THIS OWNERSHIP CERTIFICATE TO A PERSON OTHER THAN A PERMITTED TRANSFEREE SHALL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE SHALL ACQUIRE NO RIGHTS IN THIS OWNERSHIP CERTIFICATE.

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2006-1

Certificate No. 1	Percentage Interest: 100%

          First Payment Date: April 25, 2006

          Evidencing a fractional undivided equity interest in the Trust Estate, the property of which consists primarily of the Collateral in Fieldstone Mortgage Investment Trust, Series 2006-1 (the “Trust”), a Delaware statutory trust formed by Fieldstone Mortgage Investment Corporation, a Maryland corporation, as depositor (the “Depositor”), pursuant to the Agreement referred to below.

          This certifies that FIELDSTONE MORTGAGE OWNERSHIP CORP. is the registered owner of the Percentage Interest referred to above.

          The Trust was created pursuant to a Trust Agreement (the “Agreement”) dated as of February 27, 2006, between the Depositor and U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee,” which term includes any successor entity under the Agreement), as amended and restated as of March 23, 2006, among the Depositor, the Owner Trustee and Wells Fargo Bank, N.A., as trust administrator (the “Trust Administrator”), a summary of certain of the pertinent provisions of which is set forth hereinafter. This Ownership Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Ownership Certificate by virtue of the acceptance hereof assents and by which such Holder is bound, and the Transfer and Servicing Agreement dated as of March 1, 2006 (as amended or supplemented from time to time, the “Transfer and Servicing Agreement”), by and among the Trust, the Depositor, Wells Fargo Bank, N.A., as trust administrator (in such capacity, the “Trust Administrator”) and master servicer (in such capacity, the “Master Servicer”), Fieldstone Servicing Corporation, as servicer, JPMorgan Chase Bank, National Association, as subservicer, Fieldstone Investment Corporation, as seller, and HSBC Bank USA, National Association, as indenture trustee (the “Indenture Trustee”). Distributions on this Ownership Certificate shall be made by the Trust Administrator, in its capacity as Certificate Paying Agent under the Agreement and the Transfer and Servicing Agreement.

          This Ownership Certificate is issued under the Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Owner Trustee and the Holder of the Ownership Certificate and the terms upon which the Ownership Certificate is executed and delivered. All terms used in this Ownership Certificate which are defined in the Agreement shall have the meanings assigned to them in the Agreement. The Trust Estate consists of the Collateral in the Fieldstone Mortgage Investment Trust, Series 2006-1. To the extent not otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement or the Transfer and Servicing Agreement. The rights of the Holder are subordinated to the rights of the Noteholders, as set forth in the Indenture dated as of March 1, 2006, among the Trust, Trust Administrator and the Indenture Trustee.

          There will be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the next Business Day (each, a “Payment Date”), commencing in April 2006, to the Holder at the close of business on the last Business Day of the month preceding the month of such Payment Date (the “Record Date”), the amount to be distributed to Holder on such Payment Date, all as described in the Transfer and Servicing Agreement.

          The Holder, by its acceptance of this Ownership Certificate, agrees that it will look solely to the funds on deposit in the Collection Account that have been released from the lien of the Indenture for payment hereunder and that neither the Owner Trustee, the Trust Administrator or the Certificate Paying Agent in their individual capacities nor the Depositor is personally liable to the Holder for any amount payable under this Ownership Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          The Holder acknowledges and agrees that its rights to receive distributions in respect of this Ownership Certificate are subordinated to the rights of the Noteholders as described in the Indenture.

          The Depositor and the Holder, by acceptance of an Ownership Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust as a Qualified REIT Subsidiary for federal, and any applicable state and local income tax purposes.

          The Holder, by its acceptance of an Ownership Certificate, covenants and agrees that it will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Ownership Certificate, the Notes, the Agreement or any other of the Operative Agreements.

          Distributions on this Ownership Certificate will be made as provided in the Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Holder without the presentation or surrender of this Ownership Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Ownership Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Ownership Certificate at the office or agency maintained by the Certificate Registrar for that purpose.

          Reference is hereby made to the further provisions of this Ownership Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Ownership Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

          THIS OWNERSHIP CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND

REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Ownership Certificate to be duly executed.

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2006-1

By: U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee

By:

Authorized Signatory

Dated:

CERTIFICATE OF AUTHENTICATION

          This is the Ownership Certificate referred to in the within-mentioned Trust Agreement.

WELLS FARGO BANK, N.A.,
not in its individual capacity but solely as Trust Administrator

By:

Authorized Signatory

Dated:

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2006-1

OWNERSHIP CERTIFICATE

The Ownership Certificate does not represent an obligation of, or an interest in, the Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee, the Trust Administrator or any Affiliates of any of them and no recourse may be had against any such parties or their assets, except as expressly set forth or contemplated herein or in the Agreement or the other Operative Agreements. In addition, this Ownership Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Collateral, all as more specifically set forth herein. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

The Agreement permits the amendment thereof as specified below, provided that any amendment be accompanied by an Opinion of Counsel to the effect that such amendment complies with the provisions of the Agreement and would not cause the Trust to be subject to an entity level tax. If the purpose of the amendment is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered, it shall not be necessary to obtain the consent of any Noteholder or the Indenture Trustee. If the purpose of the amendment is to add or eliminate or change any provision of the Agreement, other than as specified in the preceding sentence, the amendment shall require the consent of the Holder, the consent of Noteholders evidencing more than 66 2/3% of the Outstanding Balance of the Notes and the Indenture Trustee; provided, however, that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect the tax status of the Trust; and provided, further, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that shall be required to be made for the benefit of the Noteholders or the Holder or (b) reduce the aforesaid percentage of the Outstanding Balance of the Notes required to consent to or to waive the requirement for the Holder to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes and the Holder.

As provided in the Agreement and subject to certain limitations therein set forth, including the limitations set forth in Section 3.03 thereof, the transfer of this Ownership Certificate is registerable in the Certificate Register upon surrender of this Ownership Certificate for registration of transfer at the offices or agencies of the Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon a new Ownership Certificate will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is the Trust Administrator.

Except as provided in the Agreement, the Ownership Certificate is issuable only in a minimum Percentage Interest of 100%. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith or any expense incurred thereby.

The Owner Trustee, the Certificate Paying Agent, the Trust Administrator, the Certificate Registrar and any agent of the Owner Trustee, the Certificate Paying Agent, the Trust Administrator or the Certificate Registrar may treat the Holder as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Trust Administrator, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Transfer and Servicing Agreement and the disposition of all property held as part of the Trust Estate.

ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto ____________________ ___________________________________________________________________________________________________ ___________________________________________________________________________________________________

          (Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number) _________________________________________________________________________________ __________________________________________________________________________________________________ the within Certificate stating in the names of the undersigned in the Securities Register and does hereby irrevocably constitute and appoint _________________________________________________________________________________ to transfer such Certificate in such Securities Register of the Trust.

          I [we] further direct the Securities Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:
______________________________________________________________________________________________________ ______________________________________________________________________________________________________

Dated: ___________________________________

Signature by or on behalf of Assignor

Authorized Officer
Signature Guaranteed

Name of Institution

NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock

Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for the information of the Securities Registrar. Distributions shall be made by wire transfer in immediately available funds to ___________________________________________________________ ____________________________________________________________________________________________________ for the account of _____________________________________________________________________________________ account number ________________________________ or, if mailed by check, to _____________________________.

          Applicable reports and statements should be mailed to ___________________________________________________ ________________________________________________________________________________________________.

          This information is provided by ____________________________________________________________________ the assignee named above, or _________________________________ as its agent.

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF CERTIFICATE OF TRUST OF
FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2006-1

          THIS Certificate of Trust of Fieldstone Mortgage Investment Trust, Series 2006-1 (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 DEL. CODE, Sections 3801 et seq.) (the “Act”).

          1. NAME. The name of the statutory trust formed hereby is “FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2006-1.”

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are U.S. Bank Trust National Association, 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801, Attention: Fieldstone Mortgage Investment Trust, Series 2006-1.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the owner trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Owner Trustee

By:

Name:
Title:

EXHIBIT D-1

FORM OF RULE 144A INVESTMENT LETTER

Date

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: Corporate Trust Department

Re:	Fieldstone Mortgage Investment Trust, Series 2006-1
[Ownership Certificate]

Ladies and Gentlemen:

          In connection with our acquisition of the Fieldstone Mortgage Investment Trust, Series 2006-1 Ownership Certificate (the “Certificate”), we certify that (a) we understand that the Certificate has not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and is being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investment in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from Fieldstone Mortgage Investment Corporation (the “Depositor”) concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificate or any interest in the Certificate, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Certificate or any interest in the Certificate from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificate under the Act or that would render the disposition of the Certificate a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificate and (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”). We are aware that the sale to us is being made in reliance on Rule 144A.

          We are acquiring the Certificate for our own account or for resale pursuant to Rule 144A and understand that such Certificate may be resold, pledged or transferred only (1) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (2) pursuant to another exemption from registration under the Act.

          In addition, we hereby certify that we are not an employee benefit plan or other retirement arrangement that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended (or to any other substantially similar law) or any entity deemed to hold the plan assets of the foregoing.

          We hereby acknowledge that under the terms of the Amended and Restated Trust Agreement among Fieldstone Mortgage Investment Corporation, as Depositor, U.S. Bank Trust National Association, as Owner Trustee, and Wells Fargo Bank, N.A., as Trust Administrator, dated as of March 23, 2006, no transfer of the Certificate shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

          We hereby indemnify the Depositor, Certificate Registrar and the Owner Trustee against any liability that may result to either of them if our transfer or other disposition of the Certificate (or any interest therein) is not exempt from the registration requirements of the Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

Very truly yours,

[Name of Transferee]

By:

Name:
Title:

D-1-2

EXHIBIT D-2

FORM OF NON-RULE 144A INVESTMENT LETTER

Date

Wells Fargo Bank, N.A.,
  as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: Corporate Trust Department

Re:	Fieldstone Mortgage Investment Trust, Series 2006-1
[Ownership Certificate]

Ladies and Gentlemen:

          In connection with our acquisition of the Fieldstone Mortgage Investment Trust, Series 2006-1 Ownership Certificate (the “Certificate”) we certify that (a) we understand that the Certificate has not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and is being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investment in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we are acquiring the Certificate for investment for our own account and not with a view to any distribution of such Certificate (but without prejudice to our right at all times to sell or otherwise dispose of the Certificate in accordance with clause (f) below), (e) we have not offered or sold any Certificate to, or solicited offers to buy any Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws and (f) we will not sell, transfer or otherwise dispose of any Certificate unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Amended and Restated Trust Agreement dated as of March 23, 2006, among Fieldstone

Mortgage Investment Corporation, as Depositor, U.S. Bank Trust National Association, as Owner Trustee and Wells Fargo Bank, N.A., as Trust Administrator (the “Trust Agreement”).

          In addition, we hereby certify that we are not an employee benefit plan or other retirement arrangement subject to section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended (or to any other substantially similar law) or any entity deemed to hold the plan assets of the foregoing.

          We hereby acknowledge that under the terms of the Trust Agreement, no transfer of the Certificate shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

          We hereby indemnify the Owner Trustee, the Depositor and the Certificate Registrar against any liability that may result to either of them if our transfer or other disposition of the Certificate (or any interest therein) is not exempt from the registration requirements of the Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

Very truly yours,

[Name of Transferee]

By:

Name:
Title:

D-2-2

EXHIBIT E

U.S. Bank Trust National Association
300 Delaware Avenue, Suite 813
Wilmington, Delaware 19801
Attention: Fieldstone 2006-1

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Fieldstone 2006-1

          Re: Fieldstone Mortgage Investment Trust, Series 2006-1

Ladies and Gentlemen:

          This representation and warranty is delivered pursuant to Section 3.03 of the Amended and Restated Trust Agreement dated as of March 23, 2006, (the “Agreement”), among Fieldstone Mortgage Investment Corporation, as depositor (the “Depositor”), U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee”), and Wells Fargo Bank, N.A., as trust administrator (the “Trust Administrator”), in connection with the transfer by Fieldstone Mortgage Investment Trust, Series 2006-1 (the “Trust”) to the undersigned as beneficial owner (the “Beneficial Owner”) of a 100% Percentage Interest in the Ownership Certificate. Capitalized terms used but not defined in this document have the meanings ascribed to them in the Agreement.

          The Beneficial Owner hereby certifies that it has received a copy of the Agreement and that it understands the restrictions on transferability of the Ownership Certificate and the indemnity provisions set forth in Section 3.03 of the Agreement. In connection with the transfer of the Ownership Certificate to the Beneficial Owner, the Beneficial Owner represents and warrants that:

(1)

The Beneficial Owner either (i) qualifies for taxation as a real estate investment trust (a “REIT”) within the meaning of Sections 856 and 857 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) is a qualified REIT subsidiary within the meaning of Section 856(i) of the Code (a “Qualified REIT Subsidiary”), or (iii) is an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary.

(2)	The Beneficial Owner hereby agrees to be subject to the indemnification provisions set out in Section 3.03 of the Agreement.

(3)

The Beneficial Owner hereby agrees to be subject to the provisions governing events of default set out in the Indenture among the Trust, as issuer, Wells Fargo Bank, N.A., as Trust Administrator, and HSBC Bank USA, National Association, as Indenture Trustee, dated as of March 1, 2006.

(4)

The Beneficial Owner hereby agrees to notify the Trust within sixty (60) days of the date on which the Beneficial Owner discovers that it has failed to qualify as a REIT, a Qualified REIT Subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary at any time at which the Beneficial Owner owns the Ownership Certificate.

(5)

The Beneficial Owner is not, and on March 23, 2006, will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code or any substantially similar applicable law (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire the Ownership Certificate.

(6)

The Beneficial Owner will not transfer the Ownership Certificate to any person or entity (i) as to which the Beneficial Owner has reason to believe does not satisfy the requirements set forth in the Agreement, and (ii) without obtaining from the prospective Transferee and providing to the Certificate Registrar a written representation substantially in the form of Exhibit F to the Agreement.

(7)	The Beneficial Owner of the Ownership Certificate will not take any action or inaction that would cause the Trust to be subject to any United States federal income taxation.

[SIGNATURE PAGE FOLLOWS]

E-2

Very truly yours,

FIELDSTONE MORTGAGE OWNERSHIP CORP.

By:

Name:
Title:

E-3

EXHIBIT F

FORM OF REPRESENTATION AND WARRANTY REGARDING TRANSFEREE’S
STATUS AS A REIT OR QUALIFIED REIT SUBSIDIARY

          This representation and warranty is delivered pursuant to Section 3.03 of the Trust Agreement dated as of March 23, 2006, (the “Agreement”), among Fieldstone Mortgage Investment Corporation, as depositor (the “Depositor”), U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee”), and Wells Fargo Bank, N.A., as trust administrator (the “Trust Administrator”), in connection with the transfer by [the [transferor] to the undersigned] as beneficial owner (the “Beneficial Owner”) of a 100% Percentage Interest in the Ownership Certificate. Capitalized terms used but not defined in this document have the meanings ascribed to them in the Agreement.

          The Beneficial Owner hereby certifies that it has received a copy of the Agreement and that it understands the restrictions on transferability of the Ownership Certificate set forth in Section 3.03 of the Agreement and the indemnity provisions set forth in Section 7.02 of the Agreement. In connection with the transfer of the Ownership Certificate to the Beneficial Owner, the Beneficial Owner represents and warrants that:

(1)

The Beneficial Owner either (i) qualifies for taxation as a real estate investment trust (a “REIT”) within the meaning of Sections 856 and 857 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) is a qualified REIT subsidiary within the meaning of Section 856(i) of the Code (a “Qualified REIT Subsidiary”), or (iii) an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary. Notwithstanding the foregoing, the Beneficial Owner may pledge or transfer the Ownership Certificate to a lender or repurchase agreement counterparty in a repurchase agreement or secured lending transaction that qualifies as a borrowing for federal income tax purposes.

(2)

The Beneficial Owner hereby agrees to be subject to the indemnification provisions set out in Section 7.02 of the Agreement, and hereby warrants that the Beneficial Owner shall indemnify the Trust for any income tax imposed upon the Trust due to the Beneficial Owner’s failure to qualify as a REIT, a Qualified REIT Subsidiary, or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary at any time at which such Beneficial Owner owns the Ownership Certificate.

(3)

The Beneficial Owner hereby agrees to be subject to the provisions governing events of default set out in the Indenture among Fieldstone Mortgage Investment Trust, Series 2006-1 (the “Trust”), as issuer, Wells Fargo Bank, N.A., as trust administrator and HSBC Bank USA, National Association, as indenture trustee, dated as of March 1, 2006.

(4)	The Beneficial Owner hereby agrees to notify the Trust within sixty (60) days of the date on which the Beneficial Owner discovers that it has failed to qualify as a

REIT, a Qualified REIT Subsidiary, or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary at any time at which the Beneficial Owner owns the Ownership Certificate.

(5)

The Beneficial Owner is not, and on _________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code or any substantially similar applicable law (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire the Ownership Certificate.

(6)

The Beneficial Owner will not transfer the Ownership Certificate to any person or entity (i) as to which the Beneficial Owner has reason to believe does not satisfy the requirements set forth in the Agreement, and (ii) without obtaining from the prospective Transferee and providing to the Certificate Registrar a written representation substantially in the form of this Exhibit F to the Agreement.

(7)	The Beneficial Owner of the Ownership Certificate will not take any action or inaction that would cause the Trust to be subject to any United States federal income taxation.

F-2